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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 4, 2009
                                  ------------

                            THE BANKER'S STORE, INC
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             (Exact name of registrant as specified in its charter)

            New York                                22-3755756
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  (State or other jurisdiction of      (IRS Employer Identification Number)
  Incorporation or organization)

            1535 Memphis Junction Road
                 Bowling Green, KY                       42101
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      (Address of principal executive offices)         (Zip code)

                               (270) 781-8453
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             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Principal Officers

(a) On June 4, 2009 Cynthia Hayden resigned as a director of The Banker's Store, Inc. and all of its subsidiary companies. Ms. Hayden had previously been terminated by the Board of Directors as President of the Company on March 2, 2009. Ms. Hayden did not hold any positions on any committee of the Board at the time of her resignation. The Company believes that Ms. Hayden's resignation stems from the circumstances surrounding her termination as President of the Company and the ongoing investigations surrounding her conduct which prompted her removal as President, as well as litigation by and between her parents, Paul and Roberta Clark, and The Banker's Store, Inc., its subsidiaries, and other individual Directors. Finally, Ms. Hayden has been in a dispute involving her application for unemployment benefits, which were initially denied by the Kentucky Labor Cabinet. Ms. Hayden has appealed that decision.


Item 9.01  Financial Statements and Exhibits

99.1  Letter of Resignation dated June 4, 2009


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                                Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE BANKER'S STORE, INC.

                                    By: /s/ Thomas C. Cook
Date:  June 8, 2009                     --------------------
       ------------                     Thomas C. Cook, Esq.
                                        President


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